Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS THAT I, RICHARD M. DALEY, a Director of Diamond Resorts International, Inc. (the "Company"), do hereby appoint DAVID F. PALMER, Director, Chief Executive Officer and President of the Company, HOWARD LANZNAR, Executive Vice President, Chief Administrative Officer and Assistant Secretary of the Company, and JARED T. FINKELSTEIN, Senior Vice President-Legal and Secretary of the Company, or any one of them, my true and lawful attorneys-in-fact for me and in my name for the purpose of executing on my behalf in any and all capacities the Company's Annual Report on Form 1O-K for the year ended December 31,2013, or any amendment or supplement thereto, and causing such Annual Report or any such amendment or supplement to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.
IN WITNESS WHEREOF, I have hereunto set my hand this 3rd day of March, 2014.

     /s/ Richard M. Daley
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Director of Diamond Resorts International, Inc.